INFONOW CORPORATION PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD MAY __, 1998
          The undersigned hereby constitutes, appoints and authorizes
Michael W. Johnson or Kevin D. Andrew, and each of them, the true and lawful attorneys and Proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the $.001 par value common stock of InfoNow Corporation, a Delaware corporation, at the
Annual Meeting of Stockholders to be held at the InfoNow corporate offices at 1875 Lawrence Street, Suite 1100, Denver, Colorado, at 3:00 p.m. MDT,
on May __, 1998, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated April 10, 1998.
1. To elect five (5) Directors:
           For all nominees listed below (except as marked to the contrary):
           Withhold authority to vote for all nominees listed below:
          Michael D. Basch, Donald E. Cohen, Michael W. Johnson, Duane H. Wentworth, and Nahum Rand
                    (INSTRUCTION: To withhold authority to vote for any
 individual
nominee, draw a line through or otherwise strike out his name. If authority to vote for
the election of any nominee is not withheld, the execution of this Proxy shall be deemed
to grant such authority.)
2. To amend the Company's 1990 Stock Option Plan to (a) allow the Company to grant
nonstatutory stock options to consultants of the Company and (b) increase the number of shares of Common Stock available for purchase from 1,700,000 to up to 2,200,000 shares.
                     FOR                       AGAINST           ABSTAIN
3. To ratify the sale of assets of the Company's subsidiary, Cimarron International, Inc.
                      FOR                       AGAINST              ABSTAIN
4. To ratify the selection of Hein + Associates LLP as the Company's independent accountants for 1998.
                       FOR                       AGAINST            ABSTAIN
5. To transact such other business as may properly come before the meeting, or any adjournment thereof.
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The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and Proxies may lawfully do by virtue hereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCK-HOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL
PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS
NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.
          Dated                    ,          1998

          Signature(s) of Stockholder(s)

          Signature(s) of Stockholder(s)
     Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
 DIRECTORS OF INFONOW
CORPORATION. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON
IF YOU ATTEND THE MEETING.